Exhibit 99.1

TRIANGLE PETROLEUM PROVIDES OPERATIONAL UPDATE FOR ALL BUSINESS SEGMENTS AND FINANCIAL RESULTS OF FIRST QUARTER FISCAL 2014

DENVER, Colorado, June 10, 2013 — Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE MKT: TPLM) today provides an operational update and reports its first quarter fiscal 2014 results for the three-month period ended April 30, 2013 (“Q1 fiscal 2014”).

Operational Update

•                  E&P current production of approximately 4,300 Boepd net produced volumes based on a 21-day average

•                  Increased quarterly sales volumes to 242 Mboe (+284% y/y) as compared to 63 Mboe in the same period in Q1 fiscal 2013

•                  First gas sales from operated production anticipated to begin by Friday, June 14

•                  Drilling and completion costs declining; targeting 10% - 15% reduction in AFE amounts

•                  Targeting $10.0 - $10.5 million AFE costs in McKenzie County before any realized benefit from RockPile or Caliber

•                  Costs savings generated from a combination of overall cost declines in the Williston Basin; drilling efficiencies due to pad drilling and batch completions; successful tests using hybrid sliding sleeve and plug and perf completion design

•                  Additional savings possible if future tests of lightweight ceramic proppant indicate no EUR or production profile impact

•                  Recent downspacing test indicates potential for 6 - 8 middle Bakken wells per 1,280 acre spacing unit with no communication; additional 2 - 4 potential locations in the Three Forks (excluding potential to develop the 2nd and 3rd benches of the Three Forks as a distinct reservoir) resulting in a current estimate of between 8 - 12 operated locations per 1,280 acre spacing unit possible; initial tests confirm reported results of other operators in the Williston Basin

•                  Completed first-ever remote frac (while rig still on location) in North Dakota, resulting in IP of Dwyer 150-101-35-26-1H approximately 70 days earlier than otherwise possible

•                  Executed 46-stage hybrid completion on Rowe 150-101-1-12-3H with bottom 27 stages as sleeve-based and top 19 stages as standard plug and perf

•                  Decreased average spud to total depth days; average of 27 days for Q1 fiscal 2014

•                  Drilled and completed five gross operated wells in Q1 fiscal 2014 under two-rig program

•                  Currently operating three full-time rigs, and one part-time rig

•                  RockPile Energy Services (“RPES”) generated approximately $26.9 million of stand-alone revenue (approximately $13.2 million consolidated revenue) in Q1 fiscal 2014

•                  Completed five Triangle operated wells and five third-party wells (305 total stages) in Q1 fiscal 2014

•                  Backlog of approx. 12 wells, including six for third-party operators, at Q1 end fiscal 2014

•                  Staffing and equipment for second spread and wire-line on schedule for Q2 fiscal 2014 operations; total capacity increasing to 36,000 HHP

•                  Caliber Midstream (“CLBR”) generated $3.1 million in stand-alone revenue in Q1 fiscal 2014

•                  Salt Water Disposal infrastructure and facilities fully operational

•                  Successfully delivered fresh water to five Triangle fracs during Q1 fiscal 2014

•                  Mobilizing crews to install natural gas piping with expected Q3 fiscal 2014 in-service date

•                  Crude gathering lines and processing facilities on-track for Q2 fiscal 2014 in-service date

•                  Recently appointed Chief Financial Officer, Controller, and Operations Manager

Segment Financial Results for First Quarter Fiscal Year 2014, ended April 30, 2013

•                  Q1 fiscal 2014 stand-alone revenue and adjusted-EBITDA(1)(2)

Q1 FY2014	Revenue	q/q % Change	Adj.-EBITDA	q/q % Change
E&P	$21.1	28%	$14.9	48%
RockPile	$26.9	7%	$5.8	-8%
Caliber	$0.9	n/a	$0.6	n/a
Total	$48.9	17%	$21.3	30%

*Dollars in U.S. millions

*E&P Adj.-EBITDA does not include TPC (parent company) other revenues and expenses

*Caliber revenue and Adj.-EBITDA represents Triangle’s 30% ownership share of the partnership

*Reference accompanying reconciliation tables at end of press release

•                  Q1 fiscal 2014 segment income and elimination

	Corporate and Other	Exploration and Production	RockPile’s Pressure Pumping and Other Services	Eliminations and Other	Consolidated Total
Revenues
Oil and natural gas sales	$—	$21,060	$—	$—	$21,060
Pressure pumping services for third parties	—	—	15,030	(1,910)	13,120
Intersegment revenues	—	—	11,739	(11,739)	—
Other	276	—	114	(276)	114
Total revenues	276	21,060	26,883	(13,925)	34,294

Costs and Expenses
Prod. taxes, LOE, and other expenses	—	4,705	—	—	4,705
Depletion, depreciation and amortization	123	6,618	1,239	(507)	7,473
Pressure pumping	—	—	19,121	(7,935)	11,186
General and administrative	2,528	1,786	2,190	—	6,504
Total operating expenses	2,651	13,109	22,550	(8,442)	29,868

Income (loss) from operations	(2,375)	7,951	4,333	(5,483)	4,426
Other income (expense)	(415)	1,353	(153)	—	785
Net income (loss) before income taxes	$(2,790)	$9,304	$4,180	$(5,483)	$5,211

•                  $5.5 million consolidated elimination results in a $5.5 million reduction in capital expenditures

Q1 Fiscal 2014 Summary Consolidated Statement of Operations

	Three Months Ended April 30,
	2013	2012
Revenues
Total revenues	$34,294	$5,241
Costs and Expenses
Oil and gas operating expenses (incl. production taxes)	4,697	845
Pressure-pumping operating expenses(a)	11,186	186
Depletion, depreciation and amortization	7,473	2,173
Corporate and Other stock-based compensation	1,062	751
E&P stock-based compensation	322	614
RPES stock-based compensation	211	—
Corporate and Other cash G&A expenses	1,466	1,140
E&P cash G&A expenses	1,464	1,190
RPES cash G&A expenses	1,979	1,595
Other	8	83
Total operating expenses	29,868	8,577

Operating Income (Loss)	4,426	(3,336)

Other Income (Expense)	785	12

Net Income Before Income Taxes	5,211	(3,324)
Income tax provision
Net Income (Loss)	$5,211	$(3,324)
Noncontrolling interest’s net loss share	—	296
Net Income (Loss) Attributable to Common Stockholders	$5,211	$(3,028)

Net income (loss) per common share outstanding - basic	$0.10	$(0.07)
Net income (loss) per common share outstanding - diluted	$0.10	$(0.07)

Weighted average common shares outstanding - basic	52,605,152	44,057,927
Weighted average common shares outstanding - diluted	53,003,901	44,057,927

(a) Includes intercompany eliminations; reference Note 3 — Segment Reporting in our Q1 fiscal 2014 Form 10-Q for additional details.

About Triangle

Triangle (NYSE MKT: TPLM) is a vertically integrated, growth oriented energy company with a current strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. Triangle has acquired approximately 86,000 net acres in the Williston Basin. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Conference Call Information

As previously announced, Triangle will host a conference call today, June 10, 2013 at 8:30 AM MT (10:30 AM ET) to provide an operational update and financial results of Triangle’s first quarter fiscal year 2014, followed immediately by a question and answer session. Interested parties may dial-in using the conference call number (866) 578-5771 (participant passcode # 12618457). International parties may dial-in using (617) 213-8055 (participant passcode # 12618457). The Company recommends dialing into the conference call at least ten minutes before the scheduled start time. A recording of the conference call will be available through June 17, 2013 at (888) 286-8010 (participant passcode # 53464261). For international participants, the encore dial-in number is (617) 801-6888 (participant passcode # 53464261).

Reconciliation of Segment Net Income (Loss) to adjusted-EBITDA

*E&P Adj.-EBITDA does not include TPC (parent company) cash G&A expense of $1.3 million

•                  E&P stand-alone adjusted-EBITDA(1)(2)

	Q1 fiscal 2014	Q4 fiscal 2013
Net income (loss)	$9,304	$(834)
DD&A	6,618	5,254
Interest expense (income)	268	152
Stock-based compensation	322	587
Accretion of asset retirement obligations	8	11
Unrealized (gain) loss on derivative activities	(1,212)	4,971
Unrealized (income) loss on securities held for investment	(409)	—
Adjusted-EBITDA	$14,899	$10,141

•                  RPES stand-alone adjusted-EBITDA(1)(2)

	Q1 fiscal 2014	Q4 fiscal 2013
Net income (loss)	$4,180	$476
DD&A	1,239	1,235
Stock-based compensation	211	617
One-time start-up costs	—	3,935
Interest Expense	153	—
Other non-cash items	—	—
Adjusted-EBITDA	$5,783	$6,263

Use of Segment Information and Non-GAAP Measures

(1)         Adjusted-EBITDA represents income before interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items. Adjusted-EBITDA is not a calculation based upon generally accepted accounting principles in the U.S. (“GAAP”). Triangle has presented adjusted-EBITDA by segment because it regularly reviews adjusted-EBITDA by segment as a measure of the segment’s operating performance. Triangle also believes adjusted-EBITDA assists investors in comparing segment performance on a consistent basis without regard to interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items which can vary significantly depending upon many factors.  Most of Triangle’s consolidated interest expense relates to debt of the consolidated parent.

The total of adjusted-EBITDA by segment is not indicative of Triangle’s consolidated adjusted-EBITDA, which reflects other matters such as (i) additional parent administrative costs, (ii) intracompany eliminations, and (iii) the use of the equity method, rather than consolidation, for Triangle’s investment in Caliber.  The adjusted-EBITDA measures presented in the Tables may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

We believe that net income before income taxes is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted-EBITDA. Net income before income taxes will be significantly affected by consolidated interest expense and full-cost pool amortization.  Such amortization varies with changes in proved reserves, well costs during the year, and future plans in developing proved undeveloped reserves.

(2)         The Company often provides financial metrics for each of Triangle’s three segments of operation.  Revenues for each segment are disclosed in notes to the financial statements contained in the Company’s Form 10-K and Form 10-Q filings, but the sum of those stand-alone revenues differs from Triangle’s consolidated revenues for the corresponding reporting period.  Triangle’s consolidated revenues would reflect segment revenues reduced for intracompany sales (i.e. for RPES services to Triangle’s E&P segment).

Triangle also believes that stand-alone segment revenue assists investors in measuring RPES’s performance as a stand-alone company without eliminating, on a consolidated basis, certain revenues attributable to completion services for Triangle’s economic interests in new wells operated by Triangle.

Forward-Looking Statements Disclosure

Certain statements in this press release regarding strategic plans, expectations and objectives for future operations or results are “forward-looking statements” as defined by the Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in the Company’s annual report on Form 10-K and the Company’s other filings with the Securities and Exchange Commission.  Factors that could cause differences include, but are not limited to, history of losses; speculative nature of oil and natural gas exploration, particularly in the Bakken Shale and Three Forks formations on which the Company is focused; changes in estimates of proved reserves; substantial capital requirements and inability to access additional capital; reductions in the borrowing base under the Company’s credit facility; reallocations or reductions in the fiscal 2014 capital budget; inability to meet the drilling schedule; changes in tax regulations applicable to the oil and natural gas industry; results of acquisitions; relationships with partners and service providers; inability to acquire additional leasehold interests or other oil and natural gas properties; defects in title to the Company’s oil and natural gas interests; inability to manage growth in the Company’s businesses, including the business of RockPile Energy Services and Caliber Midstream; inability to control properties that the Company does not operate; lack of diversification; competition in the oil and natural gas industry; global financial conditions; oil and natural gas realized prices; future production and development costs; inability to market and distribute oil and natural gas produced; delays or complications in Caliber Midstream’s construction operations; seasonal weather conditions; government regulation of the oil and natural gas industry, including potential regulations affecting hydraulic fracturing and environmental regulations such as climate change regulations; cybersecurity risks; aboriginal claims; uninsured or underinsured risks; the effect of the Company’s commodity derivative instruments; and material weakness in internal accounting controls.  The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Contact

Triangle Petroleum Corporation
Justin Bliffen, Chief Financial Officer
303-260-7125
info@trianglepetroleum.com